EXHIBIT 99.1

Quad M Solutions (OTC: MMMM) Closes Acquisition of iCan Benefit Group,

LLC by Issuing Shares of Quad M’s Common Stock and Perpetual Preferred Stock

The iCan Benefit Acquisition is expected to add approximately $37 million in Annual Premium

Revenue and approximately over $4.5 million in Annual Premium Cashflows, at an expected

EPS greater than $0.20 per share based on shares outstanding

Quad M’s independent PCAOB audit firm is currently conducting an audit of iCan Benefits’

financials, the results of which will be included as part of the consolidated financial statements in Quad M’s Form 10-K Annual Report for the fiscal year-ended September 30,

2020 to be filed with the SEC

Edgewater, NJ – Accesswire - October 8, 2020 – Quad M Solutions, Inc. (OTC: MMMM) (“Quad M” or the “Company”), a public holding company that offers staffing services and employee benefits such as health plans, HR-human resources, and payroll services, to small and mid-sized group employers, is pleased to announce the closing of its acquisition of the iCan Benefit Group, LLC in an all-stock transaction by issuing the principal of iCan Benefit shares of the Company’s Common Stock equal to 4% of total outstanding common shares in exchange for 100% of iCan Benefit membership units.

In connection with the September 29, 2020 closing of the iCan Benefit acquisition, the Company issued to iCan Benefit Group debtholders one million shares of the Company’s newly authorized 7% Cumulative Redeemable Preferred Stock having a stated value of $12.50 per share, representing $12.5 million to satisfy iCan Benefit debt. The Company has the right at any time after completion of the iCan Benefit audit to Redeem (call) the Preferred Stock issued to iCan’s former debtholders for an adjusted cash payment, based upon the results of the audit. The Company, iCan Benefits and its former debtholders have agreed to fully cooperate during the audit. The audit is expected to conclude by the end of October 2020.

iCan Benefit has historically generated over $4.5 million of annual premium cashflows (Adjusted EBITDA). We are in the annual open enrollment period for employers through January 2021 and the Company’s present business is expected to increase the number of employees it staffs to nearly 1,000 employees from approximately 600 at present. The average premium revenue generated from staffing all its employees is estimated to generate approximately $1,000,000 per month with adjusted monthly EBITDA of approximately $200,000 per month, representing annual EBITDA of approximately $2.4 million. Adding iCan Benefit adjusted EBITDA to the Company’s cashflows, the Company reasonably expects an annual EBITDA run rate of approximately $7 million. After deduction of the 7% dividends on the newly issued Preferred Stock equal to $875,000 annually until such Preferred Stock is redeemed, the adjusted EBITDA run-rate is estimated to exceed $6 million which translates to approximately $0.30 per common share.

iCan Benefit has been in existence since 2005 and has an established track record of selling various types of insurance products directly to consumers in all 50 states, working with a variety of carriers, master general agencies, and call centers, to ensure that the consumer finds the most affordable insurance plan with a maximum potential to meet their client’s needs. Since inception, iCan Benefit has sold nearly one million insurance contracts among various insurance products including, among others, short-term medical insurance, indemnity, homeowners, property insurance as well as other medical related insurance products. This wide database of clients is invaluable and is considered a prime asset that should allow the combined company to cross sell the Company’s staffing solutions and major medical group products to independent contractors, Gig economy ‘essential’ workers and freelancers. The Company believes this synergy of additional products and increased marketing exposure of its staffing businesses should enable it to grow its present adjusted EBITDA of over $6 million and expand rapidly over the next several years. Since there is little additional capital expenditures required to increase the profit margins, the Company believes that profitability could also experience dramatic growth assuming the successful integration of iCan Benefit to the Company’s existing operations.

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Mr. Pat Dileo, CEO of Quad M Solutions, said, “This strategic acquisition should allow the Company to surpass a critical revenue mass with a strong base of earnings. The most significant aspect of this transaction is having Stephen Tucker become our Chief Revenue Officer. Stephen’s execution capabilities are unparalleled, as evidenced by his success in building iCan Benefit. Given the base of business that the Company now has, Stephen’s capabilities should allow us to develop and grow both core businesses exponentially. Stephen has done this several times before in his career and he firmly believes that the current economic climate in the U.S. should presents an “opportunity of a lifetime.” The iCan Benefit acquisition adds over $12.5 million of stockholder’s equity and sustainable cash flow. Given these attributes, among others, we believe the Company should consider up listing of its Common Stock to a national exchange at an appropriate time during fiscal 2021, after the Company files its Annual Report on Form 10-K with the SEC for its year ended September 30, 2020. I am excited for the opportunities the iCan Benefit acquisition brings to the Company and our Shareholders, both old and new. The iCan acquisition is a major positive event and milestone for Quad M Solutions, Inc.”

About Quad M Solutions, Inc.

Quad M Solutions, Inc., is a public holding company that offers self-funded health plans, staffing services, HR-human resources, payroll services, retirement, supplemental and workers compensation insurance to small and mid-sized group employers with 1-500 employees, and to the exploding essential worker “Gig Economy,” a labor market that is characterized by the prevalence of short-term contracts or freelance work, not permanent jobs. The Company’s four subsidiaries, NuAxess 2, Inc., PrimeAxess, Inc., OpenAxess, Inc. and PrimeAxess 2, LLC are important in conveying who we are and what we do.

We strive to provide those employers and individuals the right tools to be able to manage and control all the facets in their healthcare experience and their eventual health outcomes. Prevention, wellness, and cures have become part of our corporate mission to individuals who want to manage and control their short and long-term healthcare needs.

Our self-insured programs are consumer-driven and technology-leveraged and, by itself, self-insurance is affordable, transparent and responsive to the healthcare and retirement needs of employees who are looking for higher quality benefits, integrated health information and better medical provider access and outcomes.

For additional information, please visit: QuadMSolutions.com and NuAxess.com.

Forward-looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates," "likely," "possibly," "probably," "goal," "opportunity," "objective," "target," "assume," "outlook," "guidance," "predicts," "appears," "indicator" and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Quad M Solutions, in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Corporate Contact:

Pat Dileo

CEO, Chairman, Quad M Solutions, Inc.

p732-423-5520

p844-NuAxess

Investors:

IR@QuadMsolutions.com

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